Exhibit 99.7

FORM OF NOTICE OF GUARANTEED DELIVERY

This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus dated [______], 2018 (the “Prospectus”) of SenesTech, Inc., a Delaware corporation (the “Company”), if a holder of Subscription Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”) to Broadridge Corporate Issuer Solutions, Inc., the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m., Eastern Time, on August 8, 2018 (such time, the “Expiration Date”), as it may be extended by the Company in its sole discretion. This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the section titled “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Payment in full of the Subscription Price of $[______] per Unit for each Unit subscribed for upon exercise of such Subscription Rights must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Date, even if the Subscription Rights Certificate(s) evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate(s) evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Method of Exercising Subscription Rights” and “The Rights Offering—Form of Payment” in the Prospectus.

The address of the Subscription Agent is as follows:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll-free)	(855) 793-5068 (toll-free)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions concerning the rights offering, you may contact Broadridge Corporate Issuer Solutions, Inc. by telephone toll-free at (855) 793-5068

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Subscription Rights issued by SenesTech, Inc., and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Right and the Over-Subscription Right as described in the Prospectus:

(a)				EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:	X	$[______]	=	$
Number of Units		Subscription price		Payment enclosed
(b)				EXERCISE OF OVER-SUBSCRIPTION RIGHT: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Units pursuant to your Over-Subscription Right

Over-Subscription Right:	X	$[______]	=	$
Number of Units		Subscription price		Payment enclosed

The undersigned understands that payment of the Subscription Price of $[______] per Unit subscribed pursuant to the Basic Subscription Right(s) and the Over-Subscription Right(s), if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or
☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):
	☐	certified bank check
	☐	bank draft (cashier’s check)
	☐	U.S. postal or express money order
	☐	wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for purposes of accepting subscriptions in this offering at U.S. Bank, ABA, # [______], Account # [______] FBO SenesTech, Inc., with reference to the name of the Subscription Rights holder

If by certified bank check, bank draft, or express money order, please provide the following information:

Name of maker:

Date of check, draft or money order:

Bank on which check is drawn or issuer of money order:

Check, wire reference or identifying number:

Signature:
Name(s):
Address:
Telephone:
Subscription Rights Certificate No(s).

GUARANTEE OF DELIVERY

(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:
Address:
Name of Firm:
Telephone:
Authorized Signature:

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.